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GMO Trust
FYE 2/28/01
Annual Expense Ratios

Fund Name               Class 3

U.S. Core Fund                                  0.48%
Growth Fund                                     0.48%
Value Fund                                      0.61%
Short-Term Income Fund                          0.20%
International Intrinsic Value Fund              0.69%
Tobacco-Free Core Fund                          0.48%
International Small Companies Fund              0.75%
Small Cap Value Fund                            0.48%
Pelican Fund                                    0.75%
U.S. Sector Fund                                0.00%
International Bond Fund                         0.39%
Small Cap Growth Fund                           0.48%
Emerging Markets Fund                           1.23%
Emerging Country Debt Fund                      0.56%
Global Hedged Equity Fund                       0.25%
Domestic Bond Fund                              0.32%
Currency Hedged International Bond Fund         0.40%
Inflation Indexed Bond Fund                     0.62%
Currency Hedged International Equity Fund       0.69%
Global Bond Fund                                0.33%
REIT Fund                                       0.69%
Foreign Fund                                    0.75%
International Equity Allocation Fund            0.00%
World Equity Allocation Fund                    0.00%
Global (U.S.+) Equity Allocation Fund           0.00%
Global Balanced Allocation Fund                 0.00%
US Bond/Global Alpha A Fund                     0.39%
Evolving Countries Fund                         1.40%
Asia Fund                                       1.30%
Tax-Managed U.S. Equities Fund                  0.48%
Emerging Country Debt Share Fund                0.00%
Tax-Managed International Equities Fund         0.69%
Intrinsic Value Fund                            0.48%
Tax-Managed Small Companies Fund                0.70%
Alpha LIBOR Fund                                0.20%
Foreign Small Companies Fund                    0.85%
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